                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          COMMUNITY BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           COMMUNITY BANCSHARES, INC.




To the Shareholders of
Community Bancshares, Inc.:

         In connection with the Annual Meeting of Shareholders of Community Bancshares, Inc. (the "Company") to be held at 10:00 A.M., local time, on Thursday, March 27, 1997, we enclose a Notice of Meeting and Proxy Statement containing information concerning those matters which are to be considered at the meeting.

         You are cordially invited to attend the Annual Meeting in person. We will appreciate your signing and returning the form of proxy in the enclosed postage-prepaid envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will, of course, be returned to you if you are present at the meeting and so request.

         We are enthusiastic about the future and appreciate your continued support. We look forward to seeing you on March 27.


                                        Sincerely yours,



                                        Kennon R. Patterson, Sr.
                                        Chairman and President


PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                           COMMUNITY BANCSHARES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of the shareholders of Community Bancshares, Inc. (the "Company"), will be held at The Heritage Club, 111 Washington Street NE, Huntsville, Alabama, on Thursday, March 27, 1997 at 10:00 A.M., local time, for the following purposes:

                  1. To elect C.K. Copeland, Stacey W. Mann, Jon M. Owings, Hodge Patterson, III, and Robert O. Summerford as Class I directors to serve a three year term and until their successors are elected and qualified.

                  2. To approve the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP, to serve as independent auditors for the year ending December 31, 1997; and

                  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on January 31, 1997, are entitled to notice of and to vote at the meeting.

         The enclosed Proxy Statement explains the proposals. We urge you to read these materials carefully.

         You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you need assistance in completing your proxy, please call the Company at telephone number (205) 429-1000.

         THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                        By Order of the Board of Directors


                                        Bishop K. Walker, Jr.
                                        Secretary

Blountsville, Alabama
March 7, 1997

                           COMMUNITY BANCSHARES, INC.

                     PROXY STATEMENT FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD MARCH 27, 1997


                                  INTRODUCTION


         This Proxy Statement is furnished to shareholders of Community Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held March 27, 1997 and at any adjournments thereof (the "Meeting"), for the purposes of (i) electing five directors of the Company, (ii) approving the appointment of independent auditors, and (iii) transacting such other business as may properly come before the Meeting.

         The executive offices of the Company are located at Highway 231 South, P.O. Box 1000, Blountsville, Alabama 35031. This Proxy Statement was mailed to shareholders of the Company on or about March 7, 1997.

SHAREHOLDERS ENTITLED TO VOTE

         Each holder of record of the Company's current $.10 par value common stock (herein sometimes referred to as "Shares") as of the close of business on January 31, 1997, will be entitled to vote at the Meeting. Each shareholder will be entitled to one vote on each proposal for each Company Share held as of such date. At the close of business on that date, there were 2,000,000 Shares issued and outstanding, and these were held by approximately 1,284 persons. Notwithstanding the record date specified above, the Company's stock transfer books will not be closed and Shares may be transferred subsequent to the record date, although all votes must be cast in the names of shareholders of record as of the record date.

VOTES REQUIRED

         All matters which may be considered and acted upon by the shareholders at the Meeting require approval by the affirmative vote of at least a majority of the valid votes cast.

PROXIES

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised; but it if is not revoked, the Shares represented thereby will be voted by the persons designated in such proxy. Shares represented by the proxies received will be voted in favor of (i) the election of all nominees for directors, (ii) approval of the appointment of Dudley, Hopton-Jones, Sims & Freeman, PLLP, as independent auditors of the Company for the year ending December 31, 1997 and (iii) in the best judgment of such proxies as to any other matters which may come before the Meeting.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth, as of January 31, 1997, certain information with respect to all those known by the Company to be beneficial owners of more than 5% of the Company's outstanding common stock, all Company directors, all nominees for directors, and all directors, nominees for directors and officers of the Company as a group.

                                        Number of
                                        Shares of
                                       Common Stock              Percent of
                                       Beneficially             Outstanding
Name and Address                        Owned (1)               Common Stock
----------------                        ---------               ------------
C. K. Copeland                           9,000                      0.45%
Trafford, AL

Bryan A. Corr                           70,107 (2)                  3.51
Oneonta, AL

R. C. Corr, Jr.                        131,143 (3)                  6.56

Oneonta, AL

Glynn Debter                             2,300                      0.12

Horton, AL

Edward Ferguson                          1,000                      0.05

Hanceville, AL

Denny Kelly                             27,341 (4)                  1.37

Oneonta, AL

John J. Lewis, Jr.                       4,389                      0.22

Blountsville, Alabama

Stacey W. Mann                          11,011 (5)                  0.55
Oneonta, Alabama

Loy McGruder                            11,192 (6)                  0.90

Blountsville, AL

Jon M. Owings                           18,000                      0.90

Pulaski, TN

Hodge Patterson, III                    24,000 (7)                  1.20
Pulaski, TN

Kennon R. Patterson, Sr.               208,326 (8)                 10.42

Boaz, AL

Kennon R. (Chip) Patterson, Jr.         26,298 (9)                  1.31

Boaz, AL


Merritt Robbins                         70,732                      3.54
New Hope, AL

Robert O. Summerford                    31,000 (10)                 1.55

Falkville, AL

Bishop K. Walker, Jr.                  121,781 (11)                 6.09
Arab, AL

R.Wayne Washam                           5,201                      0.26

Arab, AL

First National Bank of Commerce        250,025 (12)                12.50
as Trustee of the Community
Bancshares, Inc. Employee
Stock Ownership Plan ("ESOP")

All Company directors, nominees        753,527                     37.68
for directors, and officers as
a group

---------------------------

(1) The Company, in the event of sale, has a right of first refusal with respect to (i) substantially all Shares held by Company directors, executive officers and principal shareholders, (ii) substantially all Shares held by directors, advisory directors, and executive officers of subsidiaries of the Company, and (iii) all Shares distributed to ESOP participants.

(2) Includes 60,000 Shares held by Oneonta Telephone Co., Inc., of which Mr. Corr is Chairman, President and a controlling shareholder.

(3) Includes 60,000 shares held by Oneonta Telephone Co. Inc., Mr. Corr is Chairman and a controlling shareholder.

(4) Includes 2,045 shares held by Community Investments, a general partnership of which Mr. Kelly is a partner. Also includes 5,462 shares allocated to Mr. Kelly's ESOP account through December 31, 1995.

(5) Includes 2,045 shares held by Community Investments, a general partnership of which Mr. Mann is a partner. Also includes 4,849 shares allocated to Mr. Mann's ESOP account through December 31, 1995.

(6) Includes 2,045 shares held by Community Investments, a general partnership of which Mr. MrGruder is a partner. Also includes 3,148 shares allocated to Mr. McGruder's ESOP account through December 31, 1995.

(7) Includes 2,045 shares held by Community Investments, a general partnership of which Mr. Patterson is a partner. Also includes 3,774 shares allocated to Mr. Patterson's ESOP account through December 31, 1995.

(8) Includes 2,045 shares held by Community Investments, a general partnership of which Mr. Patterson is a partner. Also includes 14,626 shares allocated to Mr. Patterson's ESOP account through December 31, 1995.

(9) Includes 2,045 shares held by Community Investments, a general partnership of which Mr. Patterson is a partner. Also includes 1,854 shares allocated to Mr. Patterson's ESOP account through December 31, 1995.

(10) Includes 17,000 shares held by Summerford Nursing Home and 3,000 shares held by Summerford Drugs of which Mr. Summerford is Chairman, President and a controlling shareholder.

(11) Includes 2,045 shares held by Community Investments, a general partnership of which Mr. Walker is a partner. Also includes 4,804 shares allocated to Mr. Walker's ESOP account through December 31, 1995.

(12) Voting power for shares allocated to participants in the ESOP is exercised by the participants. The ESOP Committee directs the voting of unallocated shares.


                              ELECTION OF DIRECTORS



         At the annual meeting of shareholders on March 26, 1996, the shareholders approved an amendment to the by-laws of the Company providing for a classified board of directors consisting of three classes with the term of office of each class expiring in successive years. The Company's by-laws provide that the number of directors will be fixed from time to time by the vote of the directors. The current number of directors has been fixed at eighteen. The terms of the Class I directors expire at this Annual Meeting. The terms of Class II directors will expire at the 1998 Annual Meeting and the terms of Class III directors will expire at the 1999 Annual Meeting. The Board of Directors is recommending the re-election of those persons currently serving as Class I directors. Each of the Class I directors elected at this Annual Meeting will serve three year terms expiring at the 2000 Annual Meeting of Shareholders or until his respective successor is elected and qualified. It is intended that unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election of the nominees named below for the term indicated.

         Management proposes to nominate C.K. Copeland, Stacey W. Mann, Jon M. Owings, Hodge Patterson, III, and Robert O. Summerford for election as directors to hold office until expiration of their of office and until their successors shall have been elected and qualified. It is intended that the persons named in the proxy will vote for the election of these persons. Management believes that all of the nominees will be available and able to serve as directors, but if for any reason any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for substitutes proposed by the Company's Board of Directors. Kennon R. Patterson, Sr., Denny Kelly, R. C. Corr, Jr., Bishop K. Walker, Jr., Hodge Patterson, III, C.K. Copeland, Glynn Debter, Loy McGruder, Jon M. Owings, Merritt Robbins, Robert O. Summerford and Wayne Washam were elected by the shareholders at the last Annual Meeting. Nominees Kennon R. Patterson, Sr. and Hodge Patterson, III, are brothers. Kennon R. Patterson, Jr., is the son of Kennon R. Patterson, Sr., and the nephew of Hodge Patterson, III. Edward Ferguson is the brother-in-law of Kennon R. Patterson, Sr. R.C. Corr, Jr., is the father of Bryan A. Corr.

         The directors and nominees for directors and the executive officers of the Company, their ages, length of tenure as directors and as officers, positions held in the Company and its Subsidiaries and their principal occupation or employment during the last five years are as follows:




                                                   DIRECTOR
NAME, AGE AND POSITION HELD IN                     OF COMPANY               PRINCIPAL EXPERIENCE
THE COMPANY AND ITS SUBSIDIARIES                   SINCE                    DURING PAST FIVE YEARS  (1)
--------------------------------                   ----------               ---------------------------
Kennon R. Patterson, Sr. (54)                         1983                  Chairman, Chief Executive Officer and
Chairman, President, and Chief Executive                                    President of the Company since 1983;
Officer of the Company; Chairman and                                        Chief Executive Officer and President
Chief Executive Officer of Community                                        Community Bank (Alabama) since 1983;
Bank (Alabama); Chairman of Community                                       Chairman of Community Bank (Alabama)
Bank (Tennessee); Director of Community                                     since 1984; Chairman of Community Bank
Appraisals, Inc.; Director of Community                                     (Tennessee) since 1993.
Insurance Corp.; Director of 1st Community
Credit Corporation


Denny Kelly (57)                                      1986                  Director of Community Bank (Alabama)
Director of the Company; Director                                           since 1985: President of Community
and President of Community                                                  Bank (Alabama) since 1993; Executive
Bank (Alabama), Director of 1st Community                                   Vice President of Community Bank
Credit Corporation                                                          (Alabama) 1985 - 1993.


R.C. Corr, Jr. (71)                                   1988                  Director of Community Bank (Alabama);  Director of the
                                                                            Company; Chairman of Oneonta Telephone Co.;
Director of Community Bank (Alabama)                                        Director of the Company since 1988;


Bishop K. Walker, Jr. (65)                            1983                  Director of the Company since 1983; Director
Director, Vice Chairman and Secretary                                       of Community Bank (Alabama) since 1984;  Executive Vice
General                                                                     President, Vice President and General Counsel of the
Counsel of the Company; Director and                                        Company since 1987; Senior Vice President
Secretary of Community Bank (Alabama);                                      and General Counsel of Community Bank Chairman and
Community                                                                   President of (Alabama) 1987 - 1993; President and
Insurance Corp.                                                             Director of Community Insurance Corp. since 1987.

Hodge Patterson, III (41)                             1993                  Director of the Company since 1993; Sr. Vice President
Director of the Company; Vice                                               of Community Bank (Alabama) 1988 - 1993; Vice-Chairman,
Chairman, Chief Executive Officer and                                       President of Community Bank
(Tennessee);                                                                Chief Executive Officer and President of
Director and Executive Vice President of                                    Community Bank (Tennessee) since 1993.
Community Bank (Alabama);  Director of
Community Appraisals, Inc.


C. K. Copeland (73)                                   1996                  Self-employed agriculture operations.
Director of the Company;                                                    Director of Community Bank (Alabama)
Director of Community Bank (Alabama);                                       since 1993.
Director of Community Insurance
Corporation

Glynn Debter (62)                                     1996                  Owner - Operator Debter Farms.
Director of the Company;
Director of Community Bank
(Alabama); Director of Community
Appraisals, Inc.


Loy McGruder (56)                                     1996                  Director of Community Bank (Alabama) since
Director of the Company;                                                    1995; Executive Vice President of Community Director
Vice President                                                              and Executive Bank (Alabama) since 1994; Sr. Vice
of Community Bank (Alabama);                                                President of Community Bank (Alabama) 1993-94, City
Director of Community Insurance                                             President of Community Bank -- New Hope,
Corp.                                                                       (1987 - 1993).

Jon M. Owings (59)                                    1996                  Physician; Director of Community Bank
Director of the Company; Director                                           (Tennessee) since 1993.
of Community Bank (Tennessee)


Merritt Robbins (58)                                  1996                  Owner-Operator of Piggly Wiggly Stores.
Director of the Company;  Director
of Community Bank (Alabama);  Director
of 1st Community Credit Corporation


Robert O. Summerford (66)                             1996                  Owner-operator of Summerford Nursing Home; Director of
Director                                                                    the Company; Owner-operator of Summerford Drugs.
of Community Bank (Alabama);  Director
of Community Appraisals, Inc.


Wayne Washam (60)                                     1996                  Retired; Assistant Superintendent of Arab City Schools
Company; Director                                                           Director of the 1992 - 1996; Director of Community
of Community Bank (Alabama); Director of                                    Bank (Alabama) since 1993.
1st Community Credit Corporation


Bryan A. Corr (36)                                    1997                  Director and President Oneonta Telephone Director of the
Director                                                                    Company; Company, 1987 - present;  Director and
Director                                                                    Community Bank (Alabama); President of North Alabama
of Community Insurance Corporation                                          Cellular, 1992 - present.



Edward Ferguson (54)                                  1997                  President of 1st Community Credit Corp.

Director of the Company;  Director                                          since 1995; Vice President of Security
of Community Bank (Alabama);                                                Mutual Financial Services, Inc. 1993 - 1995;
Chairman and President of                                                   Senior Manager of Security Mutual Finance
1st Community Credit Corporation                                            Corp., Inc., 1976 - 1993.




John J. Lewis, Jr. (49)                               1997                  Various positions with Tyson Foods,
Director of the Company;  Director                                          Inc., 1986 - present
of Community Bank (Alabama); Director
of Community Appraisals, Inc.


Stacey W.Mann (44)                                    1997                  Sr. Vice President of Community Bank
Director of the Company;  Director                                          (Alabama)  1986 - 1996;  Executive Vice
and Executive Vice President of                                             President of Community Bank (Alabama)
Community Bank (Alabama);  Director                                         1997-present
of 1st Community Credit Corporation

Kennon R. (Chip) Patterson, Jr. (30)                  1997                  Sr. Vice President of Community Bank
Director of the Company;  Director                                          (Alabama) 1996 - 1997;  Executive
and Executive Vice President of                                             Vice President of Community Bank
of Community Bank (Alabama); Director                                       (Alabama) 1997-present
of 1st Community Credit Corporation

------------------------------------------------


         The individuals listed above have been employed during the past five years either in the principal occupations shown or in other executive positions with the Company or one of its Subsidiaries.

         All directors of the Company hold office for three year terms unless they sooner resign, become disqualified, or are removed except Class II directors who are currently serving a two year transition term but will serve three year terms after expiration of the transition term. The officers of the Company are elected annually by the directors and serve until their successors are elected and qualified or until their earlier resignation, removal or disqualification.

         Messrs. Kennon R. Patterson, Sr. and Bishop K. Walker, Jr. are executive officers of the Company.

         In 1996, the Board of Directors held 12 regular meetings and one special meeting. All incumbent directors of the Company attended 75% or more of the meetings of the Board and the committees on which they served.


DIRECTOR ATTENDANCE AND FILINGS

         The Company's Board of Directors has five committees. The Executive Committee consists of R.C. Corr, Jr., Denny Kelly, Kennon R. Patterson, Sr., Merritt Robbins, Bishop K. Walker, Jr., and Wayne Washam of the Board of Directors. The Executive Committee reviews the personnel and policies of the Company. This Committee held no meetings in 1996.

         The ESOP Administrative Committee is comprised of Messrs. Patterson and Walker and Mrs. Dicey Childers. The committee is scheduled to meet annually, and manages the Company's Employee Stock Ownership Plan. This committee held six meetings in 1996. See "Executive Compensation - ESOP".


         The Pension Plan Committee consists of Messrs. Patterson and Walker and Ms. Dicey Childers. The Pension Plan Committee reviews the Company's pension benefits, and met two times in 1996. See "Executive Compensation - Pension Plan".

         The Nominating Committee consists of C.K. Copeland, Glynn Debter, Loy McGruder, Hodge Patterson, III, and Robert O. Summerford. The Nominating Committee recommends for Board approval persons to fill any vacancies on the Board of Directors and Directors for nomination and election at the Annual Meeting of Shareholders. This Committee held one meeting in 1996.

         During 1996, it was determined that certain directors may have failed to timely file reports regarding initial ownership as required by Section 16(a) of the Securities Exchange Act of 1934. Reports were submitted for all directors. The Company has relied on the representations of its directors and executive officers for this disclosure.

         The Executive Compensation Committee annually reviews all officer salaries and makes recommendations to the Board for salary adjustments of all officers of the Company and its two bank subsidiaries. This Committee held one meeting in 1996. See "Board Compensation Committee".

                             EXECUTIVE COMPENSATION


         The table shows the cash compensation paid by the Company and its Subsidiaries during 1996 to the Chief Executive Officer and the other most highly compensated executive officers receiving $100,000 or more in cash compensation.



                                               ANNUAL COMPENSATION
                                               -------------------
NAME AND                                                                                              OTHER ANNUAL
PRINCIPAL POSITION                YEAR                 SALARY                 BONUS                  COMPENSATION(1)
------------------                ----                 ------                 -----                  ---------------
Kennon R. Patterson, Sr.          1996                $450,000               $150,000                     $32,400
Chief Executive Officer           1995                 450,000                100,000                      20,400
                                  1994                 450,000                150,000                      20,400

Bishop K. Walker, Jr.             1996                 150,000                 60,000                      26,000
General Counsel                   1995                 150,000                 50,000                      18,000
                                  1994                 150,000                 50,000                      18,000

Denny Kelly                       1996                 130,000                 50,000                      26,000
President Community Bank          1995                 100,000                 50,000                      18,000
(Alabama)                         1994                 100,000                 50,000                      18,000


Hodge Patterson, III              1996                 120,000                 50,000                      28,400
President Community Bank          1995                  82,000                 25,000                       9,150
(Tennessee)                       1994                  82,000                 25,000                       2,400

Loy McGruder                      1996                  95,000                 35,000                      26,000
Executive Vice President          1995                  85,000                 25,000                       - 0 -
Community Bank (Alabama)          1994                  76,967                  7,697                       - 0 -

-----------------------------------------

(1) Director's fees of $1000 per month paid as director of the Company and $1000 per month paid as director of Community Bank, an Alabama subsidiary of the Company. Messrs. Patterson each received director's fees of $200 per month paid as director of Community Bank, a Tennessee subsidiary of the Company. Each named person also receives $250 per month for service as a director of either Community Appraisals, Inc., Community Insurance Corp., or 1st Community Credit Corporation, all of which are subsidiaries of Community Bank (Alabama). Mr. Kennon R. Patterson, Sr., serves as a director of all of these companies.

         Directors of the Company received monthly fees of $1000 from the Company and monthly fees of $1000 from its Alabama subsidiary, Community Bank, and monthly fees of $200 from its Tennessee bank subsidiary, Community Bank, for such service as directors. Directors C.K. Copeland, R.C. Corr, Jr., Glynn Debter, Jon Owings, Merritt Robbins, Robert O. Summerford and R. Wayne Washam each received additional director fees of $5,000.00. Directors receive no fees for attending committee meetings. Directors receive monthly fees regardless of their attendance at meetings, provided that they attend at least 75% of the meetings of the boards and of all committees on which they serve during the year. Total fees of $325,400 were paid to all Company directors for service in 1996, including fees received by such persons from Subsidiaries.

         On December 7, 1993, Community Bancshares' Board of Directors authorized and entered into a ten-year employment contract with Kennon R. Patterson, Sr. and a five year employment contract with Bishop K. Walker, Jr. These contracts provide each employee with three weeks of paid vacation annually, a suitable automobile, reimbursement of reasonable business and professional expenses, including normal and customary professional and educational meetings, and memberships in such civic and social clubs determined to be in the best interest of the employer and such employees. The Board of Directors authorized and entered into a new ten-year employment contract with Kennon R. Patterson, Sr. and a five year employment contract with Bishop K. Walker, Jr. on December 9, 1995, effective January 1, 1996. On March 28, 1996, the Board of Directors entered into a twelve year employment contract with Kennon R. Patterson, Sr., with the same provisions as previously stated.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
                               INDIVIDUAL GRANTS                                                 POTENTIAL
                                                                                             REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL
                                                                                           RATES OF STOCK PRICE
                                                                                             APPRECIATION FOR
                                                                                               OPTION TERM
--------------------------------------------------------------------------------------------------------------------
NAME                     OPTIONS/SARS    PERCENT OF TOTAL    EXERCISE OR  EXPIRATION        5%             10%
                          GRANTED (#)      OPTIONS/SARS       BASE PRICE     DATE
                                            GRANTED TO         ($/SH)
                                           EMPLOYEES IN
                                           FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
Kennon R. Patterson, Sr.    26,000            28.73%            $20.00      3/27/01       $25.53         $32.21
Chief Executive Officer

Bishop K. Walker, Jr.       13,500            14.92              20.00      3/27/01        25.53          32.21
General Counsel

Denny Kelly                 11,000            12.15              20.00      3/27/01        25.53          32.21
President
Community Bank (Alabama)

Hodge Patterson, III         9,000             9.94              20.00      3/27/01        25.53          32.21
President
Community Bank (Tennessee)

Loy McGruder                 9,000             9.94              20.00      3/27/01        25.53          32.21
Executive Vice President
Community Bank (Alabama)

                                             LONG TERM COMPENSATION                      ALL OTHER
                                             ----------------------                   COMPENSATION(1)
NAME AND                                                                              ---------------
PRINCIPAL POSITION                          YEAR             OPTIONS
------------------                          ----             -------
Kennon R. Patterson, Sr.                    1996              26,000                    $ 50,000
Chief Executive Officer                     1995                                           7,500
                                            1994                                           7,500

Bishop K. Walker, Jr.                       1996              13,500                       3,839
General Counsel                             1995                                           1,839
                                            1994                                           1,293

Denny Kelly                                 1996              11,000                       1,800
President Community Bank                    1995                                           1,800
(Alabama)                                   1994                                           1,800

Hodge Patterson, III                        1996               9,000                       1,800
President Community Bank                    1995                                           1,800
(Tennessee)                                 1994                                           1,800

Loy McGruder                                1996               9,000                       1,800
Executive Vice President                    1995                                           1,800
Community Bank (Alabama)                    1994                                           1,800

(1) The amounts in this column represent premiums paid by the Company or its subsidiaries for a life insurance policy or payments to the director in lieu thereof. Mr. Kennon R. Patterson,Sr., and Mr. Bishop K. Walker, Jr., received cash payments for the purpose of a policy in lieu of payment of premiums by the Company. Additionally, the amount in Mr. Patterson's column includes a $40,000 payment by the Company for a country club membership for Mr. Patterson.

                          BOARD COMPENSATION COMMITTEE


         The Company has an Executive Compensation Committee consisting of Hodge Patterson, III, Wayne Washam, Denny Kelly, Merritt Robbins, Wayne Washam and R.C. Corr, Jr., which sets executive compensation including bonuses. The Executive Compensation Committee's policies are to evaluate the Company's performance as to growth, asset composition, rate of return, and profitability on a peer group basis and on an internal year-to-year basis comparing the Company's current year performance to prior years' performance.

         In reviewing Chairman Patterson's compensation for 1996, the Board Compensation Committee considered the factors set forth in its policies. During 1996, the Company expanded its geographical market through acquisitions and new locations. In addition to the expansion of the area served, Mr. Patterson's management leadership in the development of new business products and service were a key factor in the continued growth in assets and profitability of the Company.


By The Executive Compensation Committee

Hodge Patterson, III          Denny Kelly                     Merritt Robbins
Wayne Washam                  R.C. Corr, Jr.


                        COMPARATIVE STOCK PERFORMANCE

            Com.
           Bancs     NASDAQ      AMEX
             (Dollars in thousands)
--------------------------------------
1991     $   100    $   100    $   100

1992      145.71     152.02     101.06

1993      257.13     196.67     120.78

1994      428.55     198.84     109.78

1995      345.12     278.94     138.77

1996      400.20     363.26     147.65








         The graph compares the cumulative shareholder return on the Common Stock of the Company for the previous five fiscal years with the cumulative total return of the NASDAQ Bank Index and the American Stock Exchange Index as published in "The Wall Street Journal".

STOCK OPTION AND OTHER EMPLOYEE BENEFIT PLANS

         At present, the Company has no employee benefit plans except its pension plan, the informal bonus policy plan, its employee stock ownership plan ("ESOP"), the Benefit Restoration Plan and stock options. The ESOP was established in 1985 for purposes of providing an additional benefit to employees, increasing their ownership interest in the Company and raising capital to provide for the Company's future growth and debt service. The Company contributed $257,051 to the ESOP in 1996, which was used to apply to the indebtedness incurred by the ESOP and to make payment to certain participants in the ESOP who received cash payments under the provisions of the ESOP.

PENSION PLAN

         Summary of Plan Coverage

         The Revised Pension Plan (the "Pension Plan") is a noncontributory defined benefit pension plan that may provide retirement, disability and death benefits for eligible employees of Community Bank and other employees of a participating employer. Employees who are expected to work 1,000 hours in the calendar year for a participating employer become participants in the Pension Plan on January 1 following their date of employment. As described below, benefits under the Pension Plan depend upon a participant's years of credited service with the employer and his highest average monthly earnings for the five consecutive year period out the 10-year period prior to his retirement or termination of employment. An employee who completes 10 years of service and attains age 55 is eligible for early retirement benefits. During 1995, the Plan was amended to provide that participants in the Pension Plan prior to November 1, 1995, would receive a 20 percent vested right after two years of service, 40 percent after three years, 60 percent after four years, and 100 percent after five years. Participants entering the Plan on or after November 1, 1995, receive no vested benefit prior to five years of credited service but are 100 percent vested after five years of credited service.

         Community Bancshares, Inc., and other participating employers provide all funds necessary to pay the costs of the Pension Plan, which are determined by independent actuaries for the Pension Plan. The benefits have been funded through a trust which was established with Central Bank of the South, as trustee, to accept and administer pension trusts. On July 9, 1996, the board of directors appointed First National Bank of Commerce as successor trustee.

         Criteria for Determining Amounts Payable

         The monthly retirement income available to a participant who lives to the normal retirement date (the first day of the month coincident with or following a participant's 65th birthday) is one and one half percent (1.5%) of the participant's average monthly earnings multiplied by his years of credited service. Monthly earnings are based upon a participant's pay including bonuses, overtime or other forms of extraordinary compensation. A participant's average monthly earnings is based on the highest average of his or her earnings in the five consecutive calendar years out of the last 10 years preceding his retirement or termination of employment. A participant receives one year of credited service for each plan year (i.e., a calendar year) during which he performs 1,000 hours or more with Community Bank or its participating affiliates.

         There is a minimum benefit available to a participant equal to the lesser of (a) 2% of Top Heavy Compensation multiplied by the participant's number of years of Top Heavy Service or (b) 20% of Top Heavy Compensation.

         A participant may elect early retirement if he or she is age 55 or more and is credited with 10 or more years of service. In such event, the monthly retirement income benefit is reduced 1/180 for each of the first 60 months and 1/360 for each of the next 60 months by which his early retirement precedes his normal retirement date.

         A participant electing late retirement continues to receive credit for his or her additional years of service and monthly earnings up to his or her actual retirement.The participant will receive the greater of the amount just described or the actuarial value of the benefit earned at normal retirement date.

         Death benefits are payable to a surviving spouse in the event a participant (or former participant) with 2 or more years of credited service dies prior to the commencement of benefits. Generally, the benefit is based on the participant's earned vested benefit at death and equals the amount the spouse would have received (under the joint and 50% survivor option) on the earliest retirement date upon which the participant could have received benefits and is payable at the time the participant would have commenced such benefits.

         Form of Benefits

         The normal form of benefit for a married participant is a joint and 50% survivor annuity, and for an unmarried participant is a life annuity. The consent of the spouse of a married participant is needed to elect an alternative form of payment. Alternative forms of benefit include a life annuity with a guarantee of 240 monthly payments, a guaranteed number of payments up to 240 with no lifetime guarantee, and a joint and survivor annuity with the survivor annuity payable to a designated beneficiary in a fractionally smaller amount.

    Estimated Payment Schedules

                                          ESTIMATED ANNUAL PENSION FOR REPRESENTATIVE
         AVERAGE AMOUNT OF                       YEARS OF CREDITED SERVICE (2)
         COMPENSATION FOR                        -----------------------------
           LAST 5 YEARS                   10            20            30            40
       BEFORE RETIREMENT (1)             YEARS         YEARS         YEARS         YEARS
       ---------------------             -----         -----         -----         -----
          $   25,000                  $  5,000      $  7,500      $ 11,250      $ 15,000
              50,000                    10,000        15,000        22,500        30,000
              75,000                    15,000        22,500        33,750        45,000
             100,000                    20,000        30,000        45,000        60,000
             250,000                    50,000        75,000       112,500       150,000
             500,000                   100,000       150,000       225,000       300,000
           1,000,000                   200,000       300,000       450,000       600,000

------------------------------------------

(1) It has been assumed that compensation is equal to Top Heavy Compensation (i.e., base pay equal to W-2 earnings). These calculations do not reflect any maximum benefits imposed by the Internal Revenue Service under IRS Section 415.

(2) Total Credited Service as of January 1, 1997 was 14 years for Kennon R. Patterson, Sr., 10 years for B. K. Walker, Jr., 11 years for Denny Kelly, 10 years for Hodge Patterson, III, and 10 years for Loy McGruder.

The Pension Plan has been amended effective January 1, 1989, and in order to comply with the Tax Reform Act of 1986.

ESOP

         The ESOP was established on December 20, 1985, effective as of January 1, 1985, and is qualified as an "employee stock ownership plan" within the meaning of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The purposes of the ESOP include providing an additional benefit to employees, giving participants an ownership interest in the Company, and supporting the Company's growth and debt service. The principal investment of the Trust established under the ESOP is Company common stock. The ESOP consists of both an employee stock ownership plan within the meaning of Section 4975(e) of the Internal Revenue Code of 1986, as amended ( the"Code") and, prior to 1987, a tax credit (employee stock ownership plan ("PAYSOP") under Section 409 of the Code.

         Each employee of the Company and its Subsidiaries is eligible to participate in the ESOP on December 31 following the completion of one year of service. A year of service is a Plan Year (i.e., the calendar year) in which the employee is credited with 1,000 hours of service. An hour of service is generally an hour for which an employee is paid or entitled to payment. An employee who fails to meet this requirement by December 31 shall be eligible to participate in the ESOP on the first day after he completes a year of service in either the 12-month period following his employment commencement date, or thereafter the Plan Year following his employment commencement date. The amount to be contributed to the ESOP each year is determined by the Company's Board of Directors from profits. Contributions can be made in either cash or stock. Participants are not required to contribute to the ESOP nor are they permitted to make voluntary contributions.

         The ESOP is managed by an ESOP Administrative Committee appointed by the Company's Board of Directors. Messrs. Kennon R. Patterson, Sr., and J. K. Cornelius served as trustees of the ESOP but resigned in July 1986 and were succeeded by Central Bank of the South. On July 6, 1996, First National Bank of Commerce was elected as successor Trustee to Compass Bank formerly known as Central Bank of the South (the "Trustee"). The Trustee is directed to invest contributions in Company stock or temporarily in cash. The Trustee is also authorized to incur loans to finance purchases of Company Shares and to use such stock as collateral for such financing. At the direction of the ESOP Administrative Committee, the Trustee entered into an ESOP loan from an unrelated bank on November 3, 1993 and borrowed $1,200,000 to purchase 80,000 Shares from the Company at $15.00 per Share. ESOP contributions by the Company during 1996 were applied to the service of this debt and to make payment to certain plan participants entitled to distributions from the ESOP. At the end of 1996, the amount of the indebtedness was $2,119,891, repayment of which was secured by the pledge of 112,121 Company Shares. ESOP shares pledged as collateral are released by the unrelated bank monthly as the debt is serviced by the Company.

         Accounts are maintained for each ESOP participant. Contributions by the Company are allocated to the accounts of the participants based on their relative amounts of compensation for the year. Forfeitures under the ESOP are allocated in the same manner as contributions. Participants must be credited with 1,000 hours of service and be employed on the last day of the Plan Year to share in contributions and forfeitures, except in the event of retirement, death or disability.

         As to Shares allocated to each ESOP participant's account, the participant is entitled to direct the Trustee as to voting such Shares. Otherwise, all Shares held by the ESOP shall be voted in the manner determined by the ESOP Administrative Committee to be in the best interests of participants and beneficiaries.

         A participant becomes entitled to the full amount in his ESOP account if he attains the normal retirement age of 65, dies or becomes disabled. If termination is due to other reasons, a participant is entitled to the vested portion of his account in the ESOP determined in accordance with a vesting schedule. During 1995, the ESOP was amended to provide that participants prior to November 1, 1995, would receive a 20 percent vested right after two years of service, 40 percent after three years, 60 percent after four years, and 100 percent after five years. Participants entering the ESOP on or after November 1, 1995, receive no vested benefit prior to five years of credited service but are 100 percent vested after five years of credited service. A participant receives a year of credited service for each Plan Year in which he has at least 1,000 hours of service. Years of service before the effective date of the ESOP are recognized for vesting service. A participant is always 100% vested as to amounts contributed previously under the PAYSOP.

         After a participant's retirement, disability or death, distribution of his account normally will be made in a lump sum. Distribution will be in stock or cash or both, but if it is cash, the participant will be informed of his right to demand stock. In the event of termination for reasons other than retirement, death or disability, distribution occurs after a break in service and will be a lump sum. A break in service is a Plan Year in which the participant is credited with less than 500 hours of service. The Company Shares to be distributed are subject to a right of first refusal. Before the stock can be sold, it must first be offered to the Trustee at its fair market value. The Trustee must also offer put options to participants who receive distributions of shares from the ESOP Trust.

BENEFIT RESTORATION PLAN

         On April 12, 1995, the Board of Directors authorized the establishment of the Community Bancshares, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan"). Section 401 of the Internal Revenue Code of 1987 imposes maximum limitations on the amount of employee compensation that can be taken into account for determining qualified retirement plan benefits. Section 415 of the Internal Revenue Code of 1987 imposes maximum benefits that can be paid from a qualified retirement plan. The Company's Pension Plan is a qualified retirement plan under the Internal Revenue Code.

         The Benefit Restoration Plan provides retirement benefits to participants whose compensation or benefit payment exceeds the maximum amounts allowed for qualified retirement plans. Payments under the Benefit Restoration Plan are payable to the recipient in the same manner as they would be paid under the Pension plan disregarding the applicable limitations of the Internal Revenue Code of 1987. If any lump sum actuarial equivalent of any benefits payable to a recipient is $10,000 or less, the plan administrative committee may direct payment to the appropriate recipient in a lump sum. Vesting is in accordance with the vesting schedule under the provisions of the Pension Plan.

         The Benefit Restoration Plan is effective January 1, 1995, and presently has four named participants although not all participants have reached either the compensation limit or benefit limit imposed by the Internal Revenue Code of 1987 for qualified retirement plans. The named participants are Kennon
R. Patterson, Sr., Bishop K. Walker, Jr., Denny Kelly and Hodge Patterson, III. The Company accrued $128,305 to fund the Benefit Restoration Plan during 1996.

CHANGE IN CONTROL COMPENSATION AGREEMENTS

         During 1996 the Company entered into Change in Control Agreements with Kennon R. Patterson, Sr., Bishop K. Walker, Jr., Denny Kelly, Hodge Patterson, III, and Loy McGruder. Each of the agreements provide that if employment is terminated within thirty months following a "Change in Control" (as defined) for reasons other than for "cause" (as defined), each person is entitled to receive a cash payment in an amount equal to thirty months of his base salary plus an amount equal to the amount of bonuses that would have been payable to the employee for the next thirty months computed on the basis of the prior two years bonuses to such employee. The agreements further provide for continued credited service in the Company's retirement plans and for continuing health insurance coverage. Each employee is also entitled to such payments and benefits if he terminates his employment within thirty months after a Change in Control due to a reduction in salary or responsibilities, assignment of duties inconsistent with his position, or a mandatory transfer of residence more than fifty miles from his then current residence.

STOCK OPTIONS

         The Company granted Stock Options as a form of long-term compensation for Directors and to further establish incentive for the directors to increase the value of the Company to shareholders since the exercise of the options will be of greater reward to the Directors with a greater increase in the stock trading price. The grant of Stock Options is a common compensation method by financial institutions and other business entities and allows the Company to be competitive in obtaining and retaining Directors.

         The options to purchase the Company's stock that were granted in 1996 were issued at 100 percent of the fair market value of the Company's stock on the date of the grant. The options are exercisable immediately and expire five years after the date of the grant with special provisions in the event of the grantee's death.

                              CERTAIN TRANSACTIONS

         Some Company and Subsidiary directors, officers and principal shareholders and their associates were customers of, or had transactions with, the Company or its Subsidiaries in the ordinary course of business during 1996. Some of the directors of the Company or its Subsidiaries are directors, officers, trustees or principal securities holders of corporations or other organizations which also were customers of, or had transactions with, the Company or its Subsidiaries in the ordinary course of business during 1996.

         Except as noted below, all outstanding loans and other transactions with Company or Subsidiary directors, officers and principal shareholders, including, without limit, those discussed herein, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company or its Subsidiaries may have had additional transactions with, or used products or services of, various organizations of which directors of the Company or its Subsidiaries are associated. Except as noted in the following paragraphs, the amounts involved in such noncredit transactions have in no case been material in relation to the business of the Company, it Subsidiaries or such other organizations. It is expected that the Company and its Subsidiaries will continue to have similar transactions in the ordinary course of its business with such individuals and their associates in the future.

         The aggregate amount of credit outstanding to all Company and Subsidiary directors, nominees for directors, executive officers and principal shareholders who were indebted to the Company or any if its Subsidiaries in an amount in excess of $60,000 totalled approximately $5,597,198 at December 31, 1996. This amount represented approximately 17.19 percent of the Company's total shareholders' equity on that date.


         On October 2, 1994, the Company purchased 115,978.384 shares held by Jeffrey K. Cornelius, a former director of the Company. The Company purchased the Shares to maintain the Company's current successful policies and to preserve goodwill and harmonious relations in the communities, and among the customers, served by the Company. These Shares represented approximately 6.43% of the Company's outstanding Common Stock. Payment to Mr. Cornelius was made from cash on hand with the balance of $2,000,000 to be paid over a period of 20 years pursuant to a subordinated capital note from the Company to Mr. Cornelius. Such note bears interest on the outstanding principal amount at a rate of 7.0% per annum, is payable in 240 equal monthly installments of principal and interest, and may be prepaid in whole or in part at any time without penalty. As of December 31, 1996, the principal indebtedness to Mr. Cornelius was $1,982,548.

         The Company had previously issued 11,692 shares of its Series 1984-1 8% Cumulative Preferred Stock. The Company redeemed all the Preferred Shares effective December 31, 1993, by establishment of an escrow account. Preferred shareholders receive payment of the stated value of $69.44 upon surrender of their stock certificate to the Company. All certificates have been surrendered to the Company.

         During 1996, the company and its subsidiaries, Community Bank (Alabama) entered into a service contract with Heritage Valley Farms, owned by Kennon R. Patterson, Sr., a director and officer of the Company, for the upkeep and maintenance of the external grounds of the Company and its subsidiaries. Maintenance expense under this contract for twenty-one locations amounted to $64,875 for the year ended December 31, 1996, which is an average cost of $257.44 per month per location.

         During 1996, the company, Community Bank (Alabama), Community Bank (Tennessee) and 1st Community Credit Corporation paid Heritage Interiors, a decorating and design firm owned and operated by the wife of Kennon R. Patterson, Sr., a director and officer of the Company, for the interior design, equipment, furniture, appliances, fixtures, carpets, wallcoverings, drapes, and accessories for various Company and subsidiaries' facilities consisting of $33,510 at the headquarters in Blountsville; $4,084 at the Blountsville bank office; $9,491 at Cleveland; $1,898 at Arab; $100 at Gurley; $13,128 at Meridianville; $1,478 at Falkville; $1,492 at Hartselle; $2,161 at Elkmont; $122,346 at Rainsville; $129,033 at Rogersville; $7,079 at Haleyville; $549 at Double Springs; $1,439 at Hamilton; $27,871 at Uniontown; and $1,483 at Pulaski. 1st Community Credit Corporation had transactions of $301 for the Cullman office; $407 for the Albertville office; and $3,165 for the Decatur office . Transactions with the Company were $3,361. Total purchases were $377,897 for the Company and all related organizations.

         Com-Pac, a partnership composed of Kennon R. Patterson, Sr., Birl Bryson and Bishop K. Walker, Jr., all of whom are shareholders, directors and officers of Community Bancshares, Inc. and its banking subsidiary, Community Bank (Alabama) and as a group control more than 5% of the common stock, entered into a lease agreement with Community Bank (Alabama) to lease 1.2 acres of land and a building of approximately 3,300 square feet located in Meridianville, Madison County, Alabama. The building consists of an approved vault, security equipment, a drive-in window, two remote drive-in facilities, lobby, three private offices, six teller stations storage room and restroom facilities with appropriate exterior paving, landscaping and parking. Community Bank (Alabama) commenced paying monthly rental payments of $5,373 per month on September 1, 1990. The lease to Community Bank (Alabama) provided an option to purchase the facility at any time during the five-year lease at cost. In addition to lease payments, Community Bank (Alabama) provides insurance coverage and is responsible for payments of ad valorem taxes and maintenance. In accordance with the lease agreement, Community Bank (Alabama) purchased the property from Com-Pac during 1995 for $500,630.

         The Company during 1990 conveyed a lot and assigned leases on two additional lots in the City of Hartselle, Morgan County, Alabama, to Com-Pac. The sales price of the lot was $75,000.00 (the cost of the lot) and the two leases which Com-Pac assumed presently call for monthly rentals of $400.00 and $600.00. Com-Pac subsequently constructed a building and entered into a lease agreement with Community Bank (Alabama) to lease the three lots and the building. The building is approximately 3,300 square feet and consists of an approved vault, security equipment, a drive-in window, two remote drive-in facilities, lobby, three private offices, six teller stations, storage room and restroom facilities with appropriate paving, landscaping and parking. Community Bank (Alabama) commenced paying monthly rentals of $6,573 per month on September 1, 1990. The lease to Community Bank (Alabama) provides an option to purchase the facility at any time during the five year lease plus the assumption of the two leases on the leased lots, or, in the event of purchase of said lots, plus their cost (which is fixed under an agreement to purchase and/or option to purchase at $75,000 for each lot upon certain happenings). In addition to the lease payments, Community Bank (Alabama) provides insurance coverage and is responsible for payment of ad valorem taxes and maintenance. In accordance with the lease agreement, Community Bank (Alabama) purchased the property from Com-Pac during 1995 for $592,476 and assumed the two leases on the leased lots.

         Both the Meridianville and Hartselle leases, with options to purchase between Community Bank (Alabama) and Com-Pac were approved by the Board of Directors with the abstention of Birl Bryson, Jeffrey K. Cornelius, Kennon R. Patterson, Sr., and B. K. Walker, Jr. The leases by Com-Pac to Community Bank (Alabama) were considerably more favorable to Community Bank (Alabama) than proposals received by Community Bank (Alabama) from outside sources. The purchases of the Meridianville and Hartselle properties were approved by the Board of Directors with the abstention of Kennon R. Patterson, Sr. and B.K. Walker, Jr.

         The Company has entered into agreements with substantially all directors, advisory directors and officers of the Company and its Subsidiaries granting the Company a right of first refusal on any proposed sale of Company Shares by such persons. See "Principal Shareholders."


                       APPROVAL OF APPOINTMENT OF AUDITORS

         At the annual shareholder meeting held on March 28, 1996, the shareholders elected Dudley, Hopton-Jones, Sims & Freeman, PLLP, ("Dudley") to be the independent public accountants to audit the financial statements of the Company and its subsidiaries for 1996.

         A representative of Dudley is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires and to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF DUDLEY AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1997.

                              SHAREHOLDER PROPOSALS

         Any proposal which a shareholder of the Company intends to be presented at the annual meeting of shareholders to be held in 1998 must be received by the Company on or before November 25, 1997. Only proper proposals which are timely received will be included in the proxy statement and form of proxy.

                                  OTHER MATTERS

         Management does not know of any matters to be brought before the Meeting other than as described in this proxy statement. Should other matters properly come before the Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company or its subsidiaries personally, by telephone or by telegraph. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

                          AVAILABILITY OF ANNUAL REPORT

         A copy of the Annual Report and Form 10-K for the year ended December 31, 1996 will be mailed to each shareholder on March 7, 1997 and will be provided with no charge to each Shareholder upon request at the annual Stockholder's Meeting on March 27, 1997. Requests for such copies should be directed to: Mr. Kennon R. Patterson, Sr., Chairman, Community Bancshares, Inc., P.O. Box 1000, Blountsville, Alabama, 35031.

                                                                  APPENDIX A
                         ____________________________________________
                                            PROXY
                            COMMUNITY BANCSHARES, INC.
                                    BLOUNTSVILLE, ALABAMA
                                ANNUAL MEETING OF SHAREHOLDERS
                        _____________________________________________

    The undersigned shareholder of Community Bancshares, Inc. (the "Company"), Blountsville, Alabama, hereby constitutes and appoints Dicey Childers or Mark
O. South with full power of substitution to vote the number of shares of Company common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at The Heritage Club, Huntsville, Alabama on March 27, 1997 at 10:00 A.M., local time, or at any adjournments thereof (the "Meeting") upon the proposals described in the Proxy Statement and Notice of Annual Meeting of Shareholders, the receipt of which is acknowledged, in the manner specified below.

    1. To elect C.K. Summerford, Stacey W. Mann, Jon M. Owings, Hodge Patterson, III, and Robert O. Summerford to serve as Class I directors of the Company for three year terms until their successors are elected and qualified.

                                   For_______
                    TO WITHHOLD AUTHORITY FOR ANY NOMINEE(S)
                    FOR DIRECTOR, WRITE THEIR NAME(S) IN THE
                    SPACE PROVIDED BELOW


               _____________________________________________________


               _____________________________________________________

     2.  To  ratify  the  selection  of  Dudley,  Hopton-Jones,  Sims  &
         Freeman, PLLP, as independent auditors of the Company for the year ending December 31, 1997.

              For_______      Abstain_______        Against _______




      3. In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

             Authorized__________           Withhold Authority__________

  This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1, and 2 with discretionary authority on all other matters that may properly come before the Meeting or any adjournment thereof.

   Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                             _______________________________________________
                             Signature of Shareholder



                             ______________________________________________
                             Signature  of  Other  Shareholder (if held jointly)



                             Dated:_____________________________________1997
                                      Month                Day

 THIS PROXY IS SOLICITED ON BEHALF OF COMMUNITY BANCSHARES, INC.'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.